Exhibit 5.1

Our File No.	57562V-280325

May 14, 2021

The Board of Directors

Uranium Energy Corp.

Suite 1830, 1030 West Georgia Street

Vancouver, British Columbia, Canada, V6E 2Y3

Attention:	Mr. Amir Adnani, President and Chief Executive Officer

Dear Sirs:

Re:

Uranium Energy Corp.
Registration Statement on Form S-3

We have acted as counsel to Uranium Energy Corp., a Nevada corporation (the “Company”), in connection with its registration statement on Form S-3 (the “Registration Statement”) to be filed on the date hereof with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Act”).

The Registration Statement includes two prospectuses: (i) a base prospectus (the “Base Prospectus”) and (ii) an at-the-market offering prospectus (the “ATM Prospectus”) covering up to $100,000,000 of shares of common stock, $0.001 par value, of the Company (the “Common Stock”) that may be sold under the at-the-market offering agreement, dated May 14, 2021, among the Company, H.C. Wainwright & Co., LLC, TD Securities (USA) Inc., Haywood Securities (USA) Inc., Roth Capital Partners, LLC, Eight Capital and BMO Capital Markets Corp. (such agreement, the “ATM Agreement,” and such shares, the “Placement Shares”). The Base Prospectus provides that it will be supplemented in the future by one or more prospectus supplements (each, a “Prospectus Supplement”). The Registration Statement, including the Base Prospectus (as supplemented from time to time by one or more Prospectus Supplements) and the ATM Prospectus, relates to, among other things, the proposed public offering of the following securities of the Company, for an aggregate initial offering price of up to $200,000,000:

•	shares of Common Stock (the “Base Prospectus Shares”);

•	debt securities (collectively, the “Debt Securities”);

•	warrants to purchase Base Prospectus Shares or Debt Securities (collectively, the “Warrants”);

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May 14, 2021

•	subscription receipts for Base Prospectus Shares, Debt Securities, Warrants or any combination thereof (collectively, the “Subscription Receipts”);

•	any combination of Base Prospectus Shares, Debt Securities, Warrants or Subscription Receipts (collectively, the “Units”); and

•	Placement Shares.

(the Base Prospectus Shares, the Debt Securities, the Warrants, the Subscription Receipts, the Units and the Placement Shares being, collectively, the “Offered Securities”).

The Warrants may be issued under one or more warrant indentures to be incorporated by reference as Exhibit 4.4 to the Registration Statement (each a “Warrant Indenture”) between the Company and a bank or trust company to be identified therein as the warrant trustee (each a “Warrant Trustee”). The Subscription Receipts may be issued under one or more subscription receipt agreements to be incorporated by reference as Exhibit 4.6 to the Registration Statement (each a “Subscription Receipt Agreement”) between the Company and a bank or trust company to be identified therein as the subscription receipt agent (each a “Subscription Receipt Agent”). The Units may be issued under one or more unit agreements to be incorporated by reference as Exhibit 4.7 to the Registration Statement (each a “Unit Agreement”) between the Company and a unit agent to be identified (each a “Unit Agent”).

This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. §229.601(b)(5), in connection with the Registration Statement. No opinion is expressed as to the contents of the Registration Statement, the Base Prospectus, the ATM Prospectus or any Prospectus Supplement, other than the opinions expressly set forth herein relating to the Offered Securities.

Documents Reviewed

In rendering the opinions set forth below, we have reviewed:

•	the Registration Statement dated May 14, 2021 and the exhibits attached thereto;

•	the Company’s Articles of Incorporation as currently in effect (the “Articles of Incorporation”);

•	the Company’s Bylaws as currently in effect (the “Bylaws”);

•	certain records of the Company’s corporate proceedings as reflected in its minute books, including resolutions of the directors relating to the registration of the Offered Securities and related matters; and

•	other documents as we have deemed relevant.

May 14, 2021

In addition, we have relied upon certificates of public officials as to certain questions of fact material to our opinions. For purposes of this opinion, we have not reviewed any documents other than the documents listed above. In particular, we have not reviewed, and express no opinion on, any document that is referred to or incorporated by reference into the documents reviewed by us.

Assumptions, Limitations and Qualifications

Our opinions expressed herein are subject in all respects to the following assumptions, limitations and qualifications:

•	all Offered Securities will be offered, issued and sold in compliance with applicable United States federal and state securities laws, and in the manner stated in the Registration Statement, the Base Prospectus, the ATM Prospectus and the appropriate Prospectus Supplement, as applicable;

•	at the time of the issuance of any of the Offered Securities, the Company validly exists and is duly qualified and in good standing under the laws of its jurisdiction of incorporation, and has the necessary corporate power and authority to issue such Offered Securities and to execute and deliver any applicable Warrant Indenture, Subscription Receipt Agreement or Unit Agreement;

•	at the time of the issuance of any of the Offered Securities, the Articles of Incorporation and the Bylaws of the Company are in full force and effect and have not been amended, restated, supplemented or otherwise altered, and there has been no authorization of any such amendment, restatement, supplement or other alteration, in each case since the date hereof;

•	any definitive purchase, underwriting or similar agreement with respect to any of the Offered Securities will have been duly authorized and validly executed and delivered by the Company and the other parties thereto;

•	at the time of any offering or sale of

o	any Base Prospectus Shares,

o	any Warrants, Subscription Receipts or Debt Securities exercisable or exchangeable for, or convertible into, Base Prospectus Shares,

o	any Units comprised of, in whole or in part, Base Prospectus Shares, or

o	any Placement Shares,

and as of the date of the issuance of any Base Prospectus Shares issuable upon exercise, exchange or conversion of any Warrants, Subscription Receipts or Debt Securities, there will be sufficient Common Shares authorized and unissued under the Company’s then operative Articles of Incorporation and not otherwise reserved for issuance;

May 14, 2021

•	any Offered Securities issuable upon exercise, exchange or conversion of any other Offered Securities offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such exercise;

•	each Warrant Indenture, Subscription Receipt Agreement and Unit Agreement will be governed by the laws of the State of Nevada and that such choice of law is a valid and legal provision;

•	each Warrant Indenture, Subscription Receipt Agreement and Unit Agreement will be duly authorized, executed and delivered by the respective Warrant Trustee, Subscription Receipt Agent or Unit Agent, and any Warrants, Subscription Receipts or Units that may be issued will be manually authenticated, signed or counter-signed, as the case may be, by duly authorized officers of the respective Warrant Trustee, Subscription Receipt Agent or Unit Agent;

•	the terms of the Offered Securities will have been established so as not to, and the execution and delivery by the Company of, and the performance of its obligations under any Warrant Indenture, Subscription Receipt Agreement or Unit Agreement, will not constitute a default under:

o	any agreement or instrument to which the Company or its properties are subject;

o	any law, rule or regulation to which the Company or its properties are subject;

o	any judicial or regulatory order or decree or any governmental authority; or

o	any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority;

•	any Debt Securities that may be exchangeable for or convertible into Base Prospectus Shares and/or Warrants, or which may comprise part of any Units, will be duly authorized and validly issued and will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, and any applicable indenture relating to the issuance of such Debt Securities will have been duly authorized, executed and delivered by the parties thereto and constitute legally valid and binding obligations on the parties thereto enforceable against each of them in accordance with its terms;

•	with respect to any Base Prospectus Shares or Warrants issuable upon exchange or conversion of any Subscription Receipts, that the conditions for exchange or conversion of the Subscription Receipts have been satisfied in accordance with the terms of the applicable Subscription Receipt Agreement; and

May 14, 2021

•	the minute books of the Company reflect all corporate proceedings of the Company, are accurate and up to date, and correctly reflect the directors and officers of the Company.

In addition, we have assumed:

•	the legal capacity of all natural persons;

•	genuineness of all signatures on documents examined by us;

•	the authenticity of all documents submitted to us as originals;

•	the conformity to authentic originals of all documents submitted to us as certified, conformed, photostatic or other copies; and

•	that the documents, in the forms submitted to us for our review, have not been and will not be altered or amended in any respect.

The opinions expressed in this letter are rendered as of the date hereof and are based on our understandings and assumptions as to present facts, and on the application of applicable law as the same exists on the date hereof. We assume no obligation to update or supplement this opinion letter after the date hereof with respect to any facts or circumstances that may hereafter come to our attention or to reflect any changes in the facts or law that may hereafter occur or take effect. In particular, we note that the Offered Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, in effect on the date hereof, which laws are subject to change.

The opinions expressed in this letter are limited to Nevada law, including all applicable provisions of the Constitution of the State of Nevada, statutory provisions of the State of Nevada and reported judicial decisions of the courts of the State of Nevada interpreting those laws, that, in our experience, are normally applicable to transactions of the type contemplated in the Registration Statement. We have not considered, and have not expressed any opinion with regard to, or as to the effect of, any other law, rule, or regulation, state or federal, applicable to the Company.

May 14, 2021

Opinion

Based upon and subject to the foregoing, we are of the opinion that:

Base Prospectus Shares

1.	Any Base Prospectus Shares offered by the Company, including any Base Prospectus Shares (a) duly issued upon the exercise of any Warrants pursuant to the terms thereof that are exercisable for the purchase of Base Prospectus Shares, (b) duly issued upon the exchange or conversion of any Subscription Receipts that are exchangeable for or convertible into Base Prospectus Shares, (c) duly issued upon the exchange or conversion of any Debt Securities that are exchangeable for or convertible into Base Prospectus Shares, or (d) that form part of any Units (together, the “Offered Common Shares”), will be duly authorized, validly issued, fully paid and nonassessable, provided that:

•	the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act;

•	an appropriate Prospectus Supplement with respect to the Offered Common Shares has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder;

•	the Board of Directors has taken all necessary corporate action, including the adoption of a resolution or resolutions of the Board of Directors in form and content as required by applicable law, to approve the issuance of the Offered Common Shares, the consideration to be received therefor, and related matters (the “Common Share Authorization”);

•	the terms of the issuance and sale of the Offered Common Shares have been duly established and are then in conformity with the Articles of Incorporation and Bylaws of the Company so as not to violate any applicable law, the Articles of Incorporation or Bylaws of the Company, or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company;

•	if the Offered Common Shares are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Common Shares has been duly authorized, executed and delivered by the Company and the other parties thereto;

•	the Offered Common Shares are issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement and the Common Share Authorization;

•	if certificated, certificates in the form required under Nevada corporate law representing the Offered Common Shares are duly executed, countersigned and delivered;

•	the Offered Common Shares are registered in the Company’s share registry; and

•	the Company has received payment of the agreed upon legal consideration for the Offered Common Shares, and the Offered Common Shares are delivered by or on behalf of the Company against payment therefor, provided that the consideration therefor is not less than the par value of $0.001 per share.

May 14, 2021

Warrants

2.	Any Warrants offered by the Company, including any Warrants (a) duly issued upon the exchange or conversion or any Subscription Receipts that are exchangeable for or convertible into Warrants, (b) duly issued upon the exchange or conversion of any Debt Securities that are exchangeable for or convertible into Warrants, or (c) that form a part of any Units (together, the “Offered Warrants”), will be duly authorized and validly issued, provided that:

•	the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act;

•	an appropriate prospectus supplement with respect to the Offered Warrants has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder;

•	the Board of Directors has taken all necessary corporate action, including the adoption of a resolution or resolutions of the Board of Directors in form and content as required by applicable law, to approve the applicable Warrant Indenture, if any, and the issuance and terms of the Offered Warrants and the Offered Securities into which the Offered Warrants are exercisable, the consideration to be received therefor, and related matters (the “Warrant Authorization”);

•	the terms of the Offered Warrants and of their issuance and sale have been established in conformity with the applicable Warrant Indenture, if any, so as not to violate any applicable law, the Articles of Incorporation or Bylaws of the Company or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and any applicable Warrant Trustee;

•	if the Offered Warrants are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Warrants has been duly authorized, executed and delivered by the Company and the other parties thereto;

•	a Warrant Indenture, if any, relating to the Offered Warrants has been duly authorized, executed and delivered by the Company and the Warrant Trustee in accordance with applicable law;

•	the Offered Warrants have been duly authorized and duly established in accordance with the terms of the applicable Warrant Indenture, if any, applicable law and the Warrant Authorization;

•	the Offered Warrants have been duly executed, delivered and countersigned in accordance with the provisions of the applicable Warrant Indenture, if any, applicable law and the Warrant Authorization; and

•	the Company has received the agreed upon legal consideration for the issuance of the Offered Warrants and the Warrants are delivered by or on behalf of the Company against payment therefor.

May 14, 2021

Subscription Receipts

3.	Any Subscription Receipts offered by the Company (the “Offered Subscription Receipts”) will be duly authorized and validly issued, provided that:

•	the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act;

•	an appropriate prospectus supplement with respect to the Offered Subscription Receipts has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder;

•	the Board of Directors has taken all necessary corporate action, including the adoption of a resolution or resolutions of the Board of Directors in form and content as required by applicable law, to approve the applicable Subscription Receipt Agreement and the issuance and terms of the Offered Subscription Receipts and the Offered Securities into which the Offered Subscription Receipts are exchangeable or convertible, the conditions for exchange or conversion of the Offered Subscription Receipts into such Offered Securities, the consideration to be received therefor, and related matters (the “Subscription Receipt Authorization”);

•	the terms of the Offered Subscription Receipts and of their issuance and sale have been established in conformity with the applicable Subscription Receipt Agreement so as not to violate any applicable law, the Articles of Incorporation or Bylaws of the Company, or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and the applicable Subscription Receipt Agent;

•	if the Offered Subscription Receipts are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Subscription Receipts has been duly authorized, executed and delivered by the Company and the other parties thereto;

•	a Subscription Receipt Agreement relating to the Offered Subscription Receipts has been duly authorized, executed and delivered by the Company and the Subscription Receipt Agent in accordance with applicable law;

•	the Offered Subscription Receipts have been duly authorized and duly established in accordance with the terms of the Subscription Receipt Agreement, applicable law and the Subscription Receipt Authorization;

•	the Offered Subscription Receipts have been duly executed, delivered and countersigned in accordance with the provisions of the Subscription Receipt Agreement, applicable law and the Subscription Receipt Authorization; and

•	the Company has received the agreed upon legal consideration for the issuance of the Offered Subscription Receipts and the Subscription Receipts are delivered by or on behalf of the Company against payment therefor, which consideration, in the case of Subscription Receipts for Common Shares, shall consist of legal consideration not less than the par value of such shares.

May 14, 2021

Units

4.	Any Units offered by the Company (together, the “Offered Units”) will be duly authorized and validly issued, provided that:

•	the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act;

•	an appropriate prospectus supplement with respect to the Offered Units has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder;

•	the Board of Directors has taken all necessary corporate action, including the adoption of a resolution or resolutions of the Board of Directors in form and content as required by applicable law, to approve the applicable Unit Agreement and the issuance and terms of the Units and the Offered Securities comprising the Units, the consideration to be received therefor, and related matters (the “Unit Authorization”);

•	the terms of the Units, including the Offered Securities comprising the Units, and of their issuance and sale have been established in conformity with the applicable Unit Agreement so as not to violate any applicable law, the Articles of Incorporation or Bylaws of the Company or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and the applicable Unit Agent;

•	if the Units are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Units has been duly authorized, executed and delivered by the Company and the other parties thereto;

•	a Unit Agreement relating to the Offered Units has been duly authorized, executed and delivered by the Company and the Unit Agent in accordance with applicable law;

•	the Offered Units have been duly authorized and duly established in accordance with the terms of the Unit Agreement, applicable law and the Unit Authorization;

May 14, 2021

•	the Offered Units have been duly executed, delivered and countersigned in accordance with the provisions of the Unit Agreement, applicable law and the Unit Authorization; and

•	the Company has received the agreed upon legal consideration for the issuance of the Units and the Units are delivered by or on behalf of the Company against payment therefor, which consideration, in the case of Units including Common Shares, shall consist of legal consideration not less than the par value of such shares;

and assuming that:

•	any Warrants that form a part of such Units constitute valid and binding obligations of the Company in accordance with their terms, as contemplated in paragraph 2 above;

•	any Subscription Receipts that form part of such Units constitute valid and binding obligations of the Company in accordance with their terms, as contemplated in paragraph 3 above; and

•	any Debt Securities that form a part of such Units constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

Placement Shares

5.	When the Placement Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the purchasers thereof, and have been issued by the Company against payment therefor (not less than par value) in the circumstances contemplated by the ATM Agreement and as provided in the ATM Prospectus, the issue and sale of the Placement Shares will have been duly authorized by all necessary corporate action of the Company, and the Placement Shares will be validly issued, fully paid and nonassessable.

May 14, 2021

Consent

We hereby consent to the filing of this opinion with the SEC as an exhibit to the Registration Statement. We also hereby consent to the use of our name under the heading “Legal Matters” in the Base Prospectus and the ATM Prospectus, each of which forms a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Yours truly,

/s/ McMillan LLP